UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

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SPENDSMART NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPENDSMART NETWORKS, INC.
805 AeroVista Pl, Suite 205
San Luis Obispo, CA 93401
____________________

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2015 Annual Meeting of Stockholders of SpendSmart Networks, Inc. (the “Company”) will be held at 750 Third Avenue, 16th Floor, New York, NY 10017, at 10:00 am, Eastern Time, on August 11, 2015, for the following purposes:

1.	To elect eight (8) Directors to the Board of Directors to serve until the 2016 Annual Meeting of Stockholders;

2.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accountants for the Company for the fiscal year ending December 31, 2015;

3.	To approve a non-binding advisory resolution supporting the compensation of our named executive officers;

4.	To transact such other business as may properly come before the meeting.

    All stockholders are invited to attend the meeting.  Stockholders of record at the close of business on June 18, 2015, the record date fixed by the Board of Directors (the “Record Date”), are entitled to notice of, and to vote at, the meeting. Representation at the meeting in person or by proxy of at least a majority of all outstanding shares of Common Stock and Series C Preferred Stock on an as converted basis, is required to constitute a quorum. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401.

    Your vote at the meeting is very important to us regardless of the number of shares you own. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope. Returning a proxy card will not deprive you of your right to attend the annual meeting and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy card issued in your name from that record holder.

  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD AUGUST 11, 2015:

    We are using the Securities and Exchange Commission rule that allows companies to furnish proxy materials over the internet. The proxy materials consist of our official notice of meeting, the proxy statement and our 2014 Annual Report. We believe this electronic proxy process will expedite stockholders’ receipt of proxy materials, conserve valuable natural resources and reduce the Company's costs of printing and distributing proxy materials. THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31, 2014 IS AVAILABLE AT www.proxyvote.com. You may provide your consent through the internet at www.proxyvote.com

By Order of the Board of Directors
/s/JOSEPH PROTO
Chairman

San Luis Obispo, California
June 26, 2015

SPENDSMART NETWORKS, INC.
805 AeroVista Pl, Suite 205
San Luis Obispo, CA 93401
____________________

PROXY STATEMENT
_______________________

    The accompanying proxy is solicited by the Board of Directors of SpendSmart Networks, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 750 Third Avenue, 16th Floor, New York, NY 10017, at 10:00 am, Eastern Time, on Wednesday, August 11, 2015, and any adjournment thereof.

    The Company is furnishing proxy materials over the internet pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”). The notice provides instructions on accessing the proxy materials and submitting your proxy on-line. The notice also provides instructions for requesting paper copies of the proxy materials, which are available free of charge. This proxy material is being made available, and the notice relating to the availability of such material, will  be mailed  to stockholders commencing on or about July 2, 2015. You may provide your consent through the internet at www.proxyvote.com

    You have four voting options:

•
Internet: You can vote over the internet at the internet address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the internet, we encourage you to vote this way. If you vote over the internet, do not return your proxy card.

•
Telephone: You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, do not return your proxy card.

•	Proxy Card: You can vote by signing, dating and mailing your proxy card in the postage-paid envelope provided.

•	Vote in Person: You can attend the meeting and vote in person.

VOTING SECURITIES; PROXIES

    The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally by fax, electronic means and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies. The Company will reimburse stockholders for their expenses in connection therewith,

    A majority of the outstanding shares of the Company’s common stock, par value $0.001 per share, as well as the holders of the Company’s Series C Preferred Stock on an as-converted-basis (collectively the “Common Stock”), present in person  or represented by proxy, shall constitute a quorum at the Annual Meeting. At the close of business on June 18, 2015, there were 33,523,020 shares of Common Stock outstanding on an as-converted basis (inclusive of 3,709,729 shares of Series C Preferred Stock issued and outstanding, representing 14,838,916 shares of Common Stock) and eligible for voting at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on June 18, 2015, are entitled to notice of, and to vote at, the Annual Meeting.

    The approval of a plurality of the outstanding shares of Common Stock (including the Company’s Series C Preferred Stock on an as-converted-basis) present in person or represented by proxy at the Annual Meeting is required for the election of the nominees as directors. The approval of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for (i) the ratification of EisnerAmper LLP as the independent registered public accountants for the Company for the year ended December 31, 2015; and (ii) the approval of the non-binding advisory resolution supporting the compensation of our named executive officers.

    The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes are counted to determine whether a quorum is present at the meeting but are not counted as a vote in favor of or against a particular matter. A "broker non-vote" occurs when a holder of record for a beneficial owner does not vote on a particular matter because the holder of record does not have discretionary voting power as to that item and has not received voting instructions from the beneficial owner. Broker non-votes will not affect the outcome of any of the routine matters to be voted upon at the Annual Meeting. A “broker non-vote” occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not consented) and matters that relate to executive compensation.

    All shares of Common Stock represented by properly executed proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board’s nominees for director, FOR the ratification of the appointment of EisnerAmper LLP, and FOR the non-binding advisory resolution supporting the compensation of our named executive officers, and in accordance with the proxy-holder’s best judgment as to any other matters raised at the Annual Meeting.

Revocability of Proxy

    A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

No Dissenter’s Rights

    Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

PROPOSAL I
ELECTION OF DIRECTORS

    The bylaws of the Company provide that each director serves from the date of election until the next annual meeting of stockholders and until his successor is duly elected and qualified. On December 23, 2011, our stockholders approved a change to our Articles of Incorporation, which was approved by our Board, which amended our bylaws to provide that the number of directors of the Company shall be no less than one (1) and no greater than eleven (11). Currently, the number of directors is eight (8). The Company has nominated eight (8) persons consisting of Alex Minicucci, Joseph Proto, Isaac Blech, Cary Sucoff, Patrick M. Kolenik, Jerold Rubinstein, Ka Cheong Christopher Leong, and John Eyler, each a current director, for re-election to the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

    The persons named in the accompanying proxy card intend to vote for the election of the nominees listed herein as directors, unless the stockholder indicates to the contrary on the proxy card. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

    The following table sets forth certain information with respect to the nominees and executive officers of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to the section of this Proxy entitled, “Security Ownership of Certain Beneficial Owners and Management,” for information pertaining to stock ownership by the nominees and executive officers of the Company.

Name	Age	Independent	Position
Alex Minicucci	36	No	Chief Executive Officer, Director
Isaac Blech	65	Yes	Director
Joseph Proto	58	Yes	Chairman
Cary Sucoff	63	Yes	Director
Patrick M. Kolenik	63	Yes	Director
Ka Cheong Christopher Leong	72	Yes	Director
Jerold Rubinstein	76	Yes	Director
John Eyler	68	Yes	Director

Biographical Information

    Alex Minicucci has been our Chief Executive Officer and Director since February 11, 2014. Mr. Minicucci is a serial entrepreneur with almost two decades of experience in web, ecommerce, and mobile marketing. In November 2008, Mr. Minicucci founded SMS Masterminds, subsequently earning several recognitions such as Top 20 under 40 Entrepreneur in 2013. Mr. Minicucci served as the Chief Executive Officer of SMS Masterminds until February 11, 2014. From 2006 to 2008, he served as Chief Operating Officer of TechXpress, Inc., a managed services IT firm. Between 2000 and 2003, Mr. Minicucci built and sold one of the nation’s largest virtual tour providers, USA Virtual Tours, to MediaNews Group. In the late 1990’s, Mr. Minicucci started and ran one of the first web development firms in central California, TooPhat.com, Inc., focused on next generation web development combined with interactive 3D environments. Mr. Minicucci is an Eagle Scout and active mentor to business students at Cal Poly San Luis Obispo.

    Mr. Isaac Blech was appointed to the Board of Directors on March 10, 2011. He currently serves on the Board of Directors of ContraFect Corporation, a biotechnology company specializing in novel methods to treat infectious disease and Medgenics, Inc., a company that has developed a novel technology for the manufacture and delivery of therapeutic proteins. Mr. Blech is Vice Chairman of Cerecor, Inc., a biopharmaceutical company focused on activity in the human brain; Mr. Blech is Vice Chairman of Premier Alliance Group, Inc., a company in the cyber security, energy and financial consulting field; Mr. Blech is Vice Chairman of Edge Therapeutics, Inc., a company developing new treatments for brain trauma and other indications; Mr. Blech is Vice Chairman of Centrexion Corporation, a biotechnology company in the field of pain control; Mr. Blech is Vice Chairman of RestorGenex Corporation, a biotechnology company specializing in dermatology, optometry and women’s health. Previously, Mr. Blech established a number of well-known companies primarily focused in biotechnology including Celgene Corporation, ICOS Corporation, Pathogenesis Corporation, Nova Pharmaceutical Corporation and Genetic Systems Corporation.

    Mr. Joseph Proto was appointed to our Board of Directors on January 25, 2012 and was appointed Chairman of the Board of Directors on November 28, 2013. Mr. Proto is a seasoned and successful senior executive and entrepreneur with three decades in the financial technology industry. Since 2008, Mr. Proto is the Chairman and Chief Executive Officer of Transactis, Inc., a leading electronic billing and payments company serving the vast small/middle markets through financial institutions and strategic partnerships. He founded REMITCO in 1995, a remittance processing company where he also served as CEO for 11 years, which grew to 1 billion payments a year and was acquired in 2000 by First Data Corp. In 1984, Mr. Proto also co-founded Financial Telesis (CashFlex), a payment processor serving 65 of the top 100 banks in the U.S., which was acquired by CoreStates/Wachovia in 1992 and is now a part of Wells Fargo. In 2004, Mr. Proto co-founded Windham Ventures, an investment company focusing on digital health technology and life sciences companies, where he currently serves as a founding partner.

    Mr. Cary Sucoff was appointed to our Board of Directors on May 23, 2011. Cary W. Sucoff has over 30 years of securities industry experience encompassing supervisory, banking and sales responsibilities. Mr. Sucoff currently owns and operates Equity Source Partners, LLC an advisory and consulting firm. He has participated in the financings of hundreds of public and private companies. Mr. Sucoff currently serves on the following Boards of Directors: Contrafect Corp. (CFRX) and root9B Technologies (RTNB). In addition, Mr. Sucoff currently serves as a consultant to Multimedia Platforms, Inc. (MMPW). Mr. Sucoff is the President of New England Law/Boston and has been a member of the Board of Trustees for over 25 years. He is the Chairman of the Endowment Committee. Mr. Sucoff received a B.A. from SUNY Binghamton (1974) and a J.D. from New England School of Law (1977) where he was the Managing Editor of the Law Review and graduated Magna Cum Laude. Mr. Sucoff has been a member of the Bar of the State of New York since 1978.

    Mr. Patrick M. Kolenik was appointed to our Board of Directors on August 30, 2011. Mr. Kolenik has over forty years of securities industry experience. Mr. Kolenik was the Chief Executive Officer of Sherwood Securities Corp. where he was involved with more than 200 successful public and private financings. Since 2003, Mr. Kolenik has been a consultant to both public and private companies through his company PK Advisors. Mr. Kolenik currently serves on the Board of Directors of root9B Technologies, a public company that provides business and technology consulting services. Mr. Kolenik has advised our Company since May 2009 in the area of investment banking and capital markets.

    Dr. Ka Cheong Christopher Leong was appointed to our board on October 29, 2012. Dr. Leong, based in Singapore and Hong Kong, is a co-founder and the President of Transpac Capital, a venture capital firm based in Singapore. Transpac was formed in 1989 through the amalgamation of  Techno-Ventures Hong Kong, which Dr. Leong co-founded in 1986, and Transtech Capital Management of Singapore, both pioneers of venture capital in their respective countries. Prior to his venture capital career, Dr. Leong was the CEO of Amoy Canning Corporation Limited, a food and packaging conglomerate listed on the stock exchange of Hong Kong. Prior to Amoy he founded Convenience Foods Limited in Hong Kong, which he sold to RJR Nabisco. Prior to his industrial career, Dr. Leong was a Senior Scientist at American Science and Engineering in Cambridge, MA. Dr. Leong has been a chairman of the Hong Kong Venture Capital Association, and is one of the founding inductees to the Singapore Venture Capital Hall of Fame in 2010 for his pioneering work in venture capital. Dr. Leong obtained a BS and a PhD degree from Massachusetts Institute of Technology, Cambridge, MA.

    Mr. Jerold Rubinstein was appointed to our board on October 1, 2013. Mr. Rubinstein currently serves as the chair of our audit committee. Mr. Rubinstein served as the Chairman of the Board of RestorGenex from June 28, 2012 until November 1, 2013, CEO of RestorGenex until March 5, 2014 and as a director since April 2011. Mr. Rubinstein has served as the chairman of the audit committee of CKE Restaurants, the parent company of Carl’s Jr. Restaurants and Hardees Restaurants since June 2005. Since 1990, Mr. Rubinstein also serves as the non-executive chairman of US Global investors Inc., a mutual fund advisory company. From 2008 to 2010, Mr. Rubinstein served as a director of Alta Holdings. Mr. Rubinstein has started and sold many companies over the years, including Bel Air Savings and Loan and DMX, a cable and satellite music distribution company. Mr. Rubinstein started and sold XTRA Music Ltd., a satellite and cable music distribution company in Europe. Most recently Mr. Rubinstein consults with and serves on 3 early stage development companies. Mr. Rubinstein is both a CPA and attorney.

    Mr. John Eyler was appointed to our board on November 25, 2014. Mr. Eyler retired from Toys "R" Us, Inc. as President and Chief Executive Officer in July 2005. Mr. Eyler joined Toys "R" Us in January, 2000 and served as Chairman of the Board of Directors as well as Chairman of the Toys "R" Us Childrens fund from 2001 to 2005. Mr. Eyler was Chairman and Chief Executive Officer of FAO Schwarz from 1992 to 2000 and spent his entire career prior to that in retailing including becoming Chairman and Chief Executive Officer of May D & F, a department store in Denver Colorado at the age of 32. He served on the Board of the Andre Agassi Charitable Foundation for eight years, was a member of the NYC 2012 Board and a Board member of the Donna Karan Corporation from 1999 to 2001. For the past five years Mr. Eyler has served as President of Titan Sculpture Inc. which represents Roberto Santo's sculptures and paintings globally. He is an Advisory Board member of the College of the Environment at the University of Washington, and manages a charitable foundation created upon his retirement with a primary focus on improving the lives of children. A graduate of the University of Washington in 1969 with a degree in Finance, Mr. Eyler received an MBA from the Harvard Graduate School of Business in 1971.

    We believe that the nominees for our Board of Directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. As more specifically described in such person’s individual biographies set forth above, the directors possess relevant and industry-specific experience and knowledge, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.

    David Horin served as our Chief Financial Officer from October 28, 2013 to May 14, 2015. Mr. Horin is the President of Chord Advisors, LLC, an advisory firm that provides targeted financial solutions to public (small-cap and mid-cap) and private small and mid-sized companies. On May 19, 2015, Bruce Neuschwander became the Company’s Chief Financial Officer.

    There are currently no family relationships among any of the directors or executive officers of the Company. The Company’s executive officers serve in such capacity at the pleasure of the board.

Stockholder Vote Required

    Election of each director requires a plurality of the votes of the shares of Common Stock present in person or requested by proxy at the meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED ABOVE.

Corporate Governance

    The business and affairs of the company are managed under the direction of our board. In the fiscal year ended December 31, 2014, we held four formal board meetings. Each of our directors has attended meetings either in person or via telephone conference.

    Stockholders may contact the Board by mail addressed to the entire Board, or to one or more individual directors, at 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401, Attn: Secretary. All communications directed to the Board or individual directors in this manner will be relayed to the intended recipients.

Committees of the Board of Directors

    The Board has established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described below. Actions taken by any committee of the Board are reported to the Board.

Nominating and Corporate Governance Committee

    The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 31, 2014. In 2014, the Committee consisted of Messrs. Proto, Blech, and Leong, with Mr. Blech serving as the Chair. Currently, Mr. Blech serves as the Chair and the committee includes Messrs. Rubinstein and Leong. Messrs. Blech, Proto, Kolenik, Rubinstein, Leong and Sucoff are independent as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing standards. The Committee evaluates the appropriate size of the Board, recommends a change in the composition of members of the Board to reflect the needs of the business, interviews prospective candidates and formally proposes the slate of directors to be elected at each Annual Meeting of Stockholders. A copy of the Nominating and Corporate Governance Committee’s charter is available at upon request to any stockholder of the Company.

    When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. The Nominating and Corporate Governance Committee annually reviews and makes recommendations regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable regulatory requirements.

    The Nominating and Corporate Governance Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our stockholders. The Nominating and Corporate Governance Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in existing independence requirements of the SEC, the business, scientific or engineering experience currently desired on the Board, geography, the nominee’s industry experience, and the nominee’s general ability to enhance the overall composition of the Board.

    Although the Nominating and Corporate Governance Committee has not established minimum qualifications for director candidates, it will consider, among other factors:

•	Broad experience; diversity,
•	Judgment, skill, and integrity,
•	Understanding of the Company’s business environment,
•	Experience with businesses and other organizations of comparable size,
•	Ability to make independent analytical inquiries,
•	The interplay of the candidate’s experience with the experience of other Board members,
•	The extent to which the candidate would be a desirable addition to the Board and any committees of the Board,
•	Willingness to devote adequate time to the Board, and
•	Whether a particular candidate is independent under the NASDAQ Stock market listing standards.

    The Nominating and Corporate Governance Committee will consider all director candidates recommended by stockholders. Any stockholder who desires to recommend a director candidate may do so in writing, giving each recommended candidate’s name, biographical data and qualifications, by mail addressed to the Chairman of the Nominating and Corporate Governance Committee, in care of SpendSmart Networks, Inc., 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401. A written statement from the candidate consenting to being named as a candidate and, if nominated and elected, to serve as a director, must accompany any stockholder recommendation. Members of the Nominating and Corporate Governance Committee will assess potential candidates on a regular basis.

Compensation Committee

    The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, as well as compensation awarded pursuant to the Company’s Plans. In 2014, our Compensation Committee consisted of non-executive members of the Board, Messrs. Sucoff, Kolenik and Proto, each of whom is independent as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market listing standards. Mr. Sucoff served as the Chair of the Compensation Committee. Currently, the committee consists of Messrs. Sucoff, Eyler and Proto, with Mr. Eyler serving as Chair. All members are non-executive and independent. Decisions concerning compensation matters are to be made by the Board of Directors based upon recommendations of the compensation committee and members of our executive management team.

    The Compensation Committee held four meetings during the fiscal year ended December 31, 2014. The Committee makes recommendations to the Board as to the salary of the Chief Executive Officer, sets the salaries of the other elected officers and reviews salaries of certain other senior executives. It grants incentive compensation to elected officers and other senior executives and reviews guidelines for the administration of the Company’s incentive programs. The Compensation Committee also reviews and approves or makes recommendations to the Board on any proposed plan or program which would benefit primarily the senior  executive group. The Compensation Committee also reviews and approves financial measures and targets for annual incentive plans under employment agreements for the three senior executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, as well as compensation awarded pursuant to the Company’s Plans.

    No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

Audit Committee

    The Audit Committee currently consists of the following members of the Board: Messrs. Rubinstein, Sucoff and Kolenik. Upon his appointment to the Board of Directors on October 1, 2013, Jerold Rubinstein was named the chair of the Audit Committee.

    The Board annually reviews the NASDAQ Stock Market listing requirement standards for Audit Committee membership and has determined that all members of the Audit Committee meet all NASDAQ Stock Market listing standards for Audit Committee membership, and are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ Stock Market listing standards. The Board has determined that Mr. Rubinstein is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission (“SEC”). The Audit Committee held four meetings during the fiscal year ended December 31, 2014.

     Each year it recommends the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. The Audit Committee reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants’ examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations.  It also meets with the Company’s Chief Financial Officer to review reports on the functioning of the Company’s programs for compliance with its policies and procedures regarding ethics and those regarding financial controls. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects. Pursuant to the rules mandated by the SEC and the NASDAQ listing standards, as amended, the Board has adopted an Audit Committee Charter which sets forth the composition of the Audit Committee, the qualifications of Audit Committee members and the responsibilities and duties of the Audit Committee. A copy of the Audit Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary.

     Attendance at Board, Committee and Annual Stockholders’ Meetings. The Board held  four formal  meetings and acted by unanimous written consent four times in 2014. Committee meetings are held as needed and can be conducted via telephone. The Audit Committee met four times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met three times during 2014.  We expect each director to attend every meeting of the Board and the committees on which he serves. The Directors attended at least 90% of the meetings of the Board and the committees on which they served in 2014 during the time in which they were appointed to the Board and the respective committees. We encourage each of the directors to attend the annual meeting of stockholders.

Involvement in Certain Legal Proceedings

    To the best of our knowledge, none of our directors or executive officers has, during the past ten years, involved in any of the items below that the Company deems material to their service on behalf of the Company:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

    Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Business Conduct and Ethics

    We have adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at SpendSmart Networks, Inc., 805 AeroVista Pl, Suite 205, San Luis Obispo, CA 93401.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish to us copies of all Section 16(a) reports they file.

Certain Relationships and Related Transactions

    Our Audit Committee reviews any related party transaction, as that term is defined in Item 404 of Regulation S-K, in which we or any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, is, was or is proposed to be a participant. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by our board of directors.

    Except for the transaction described below, or otherwise set forth in this proxy statement, none of our directors or executive officers and no holder of more than 5% of the outstanding shares of our common stock, and no member of the immediate family of any such director, officer or security holder, to our knowledge, had any material interest in any transaction during or since the fiscal year ended December 31, 2014, or in any currently proposed transaction, which would qualify as a related party transaction, as that term is defined in Item 404 of Regulation S-K.

    On March 6, 2014, the Company conducted and closed an offering of its Series C Convertible Preferred Stock. Windham-BMP Investment I, LLC (“Windham”) purchased an aggregate of 55,533 shares of Series C Preferred Stock and warrants to purchase 222,132 shares of common stock at an exercise price of $1.10 per share for an aggregate purchase price of $166,599. Mr. Proto, our Chairman, is a general partner of Windham. In addition, Transpac Investments Limited (“Transpac”) purchased an aggregate of 250,000 shares of Series C Preferred Stock and warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.10 per share for an aggregate purchase price of $750,000. Dr. Ka Cheong Christopher Leong, our Director, is the co-founder and President of Transpac.

Director Independence

    Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Seven of the eight members of our Board of Directors are considered independent. Messrs. Blech, Proto, Sucoff, Kolenik, Rubinstein, Eyler and Leong are the members of the Board of Directors that are considered independent.

REPORT OF THE AUDIT COMMITTEE

    Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. EisnerAmper LLP (“EisnerAmper”), the Company’s independent registered public accountants, is responsible for conducting an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements based upon the audit. The Audit Committee is responsible for overseeing the conduct of these activities by management and EisnerAmper.

    As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements and the adequacy of financial controls with management and EisnerAmper. The Audit Committee also has discussed with EisnerAmper the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from EisnerAmper required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant's communication and has discussed with EisnerAmper their firm’s independence.

    Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Members of the Audit Committee

JEROLD RUBINSTEIN
CARY SUCOFF
PATRICK KOLENIK

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Overview of Executive Compensation Objectives and Philosophy

    Our Company’s Management’s objectives are to attract and retain highly competent executives and to compensate them based upon a pay-for-performance mentality. Our current plan relies on goals and objectives agreed upon among the existing executive (officer and non-officer) group and our Company’s Board of Directors. The achievement of such goals and objectives constitute requirements for continued employment, advancement with our Company and receipt of incentive bonus payments.

    With the intent to increase short-term and long-term stockholder value, we have designed our executive compensation policies and practices to reward our Company’s executives based on:

•	Company performance;
•	Individual performance; and
•	The demonstration of leadership, team building skills and high ethical standards.

    We include a significant equity component in our overall compensation to align the long-term interests of our executives with those of our stockholders.  Our executive compensation plan is designed to encourage the success of our executives as a team, rather than only as individual contributors, by attaining overall corporate goals. In setting those goals, we consider the current and anticipated economic conditions in our market place and industry and the performance of other companies in our market place and industry.

    Overall, we seek to employ executives that were not only qualified to fulfill the roles of the positions we require at the time of their hire, but who also have prior experience and demonstrated capabilities to function in a far larger and complex entity than where our Company is currently. We believe it is critical that our executives be able to work in an environment without the support of staff subordinates which usually accompany a larger and more seasoned company. Further, along with and given the benefit of maintaining continuity within the executive team, we highly desire executives that can adapt to what we hope will be a rapidly growing company. Our executives must be able to not only fill many roles within their areas of expertise, but also to oversee other areas that may be outside their specialty. Accordingly, we highly value the trait of adaptability.

    In order to attract the type of talented executive we seek, we have found that these individuals value the potential large future rewards that come from long-term compensation arrangements in the form of stock ownership and stock option arrangements over current cash compensation. Also, given the current early stage nature of our business and the accompanying premium we must place on cash, this allocation of compensation also currently benefits our Company. Accordingly, we have structured our compensation arrangements accordingly.

    On March 19, 2014, our Company granted options to purchase up to 405,000 shares of our common stock to members of our Board of Directors. The options vest immediately; have an exercise price of $0.87 per share; and expire five years after the date of grant.  Each of the following Board members received 45,000 options each related to this issuance: Joe Proto, Isaac Blech, Alex Minicucci, William Hernandez (former Board member), Cary Sucoff, Patrick Kolenik, Chris Leong, Jerold Rubinstein, and Mike McCoy (former Board member). The fair value at grant date of these options was $247,939 and the entire amount was expensed in 2014.

    In addition, the Company granted options to purchase up to 1,850,000 shares of our common stock to members of our Board of Directors on March 19, 2014. One half of the options vest immediately with the remaining options vesting on the one year anniversary of the grant date; have an exercise price of $0.87 per share; and expire five years after the date of grant. These options were issued as follows: Joe Proto received 500,000 options, Isaac Blech received 500,000 options, William Hernandez received 300,000 options, Cary Sucoff received 250,000 options, Patrick Kolenik received 200,000 options, and Mike McCoy received 100,000 options. The fair value at grant date of these options was $1,068,350 and the amount expensed in 2014 was $1,001,489.

    On August 1, 2014, our Company granted options to purchase up to 900,000 shares of our common stock to our Board of Directors and Chord Advisors. The options vest immediately; have an exercise price of $1.14 per share; and expire five years after the date of grant. Each of the following Board members received options as follows:  Joe Proto was issued 200,000 shares, Isaac Blech was issued 225,000 shares, Cary Sucoff was issued 175,000 shares, Patrick Kolenik was issued 175,000 shares, and Jerold Rubinstein was issued 100,000 shares, and Chord Advisors was issued 25,000 shares.

    In November 2014, the Company canceled 1,000,000 in outstanding Director stock options (and 1,695,374 in warrants) and issued the Directors 1,828,000 in replacement stock options. The replacement stock options have an exercise price equal to $1.15, a term of 5 years and a provision that allows for the exercise of these options only if the stock trades above $1.75 for 5 business days or upon a change of control. In November 2014, our Company granted options to purchase up to 150,000 shares of our common stock to John Eyler. The options vest over two years; have an exercise price of $1.15 per share; and expire five years after the date of grant.

    Effective October 28, 2013, the Company entered into an advisory agreement (the “Chord Agreement”) with Chord Advisors, LLC (“Chord”). Pursuant to the Chord Agreement, Chord provided the Company with comprehensive outsourced accounting solutions. The Company paid Chord $7,500 per month. The Company has also agreed to issue Chord a vested stock option to purchase five thousand shares of common stock at an exercise price of $2.00 per share. The Agreement was terminated with the resignation of David Horin as the Company’s Chief Financial Officer on May 14, 2015. The Company retained Bruce Neuschwander to serve as its Chief Financial Officer effective May 19, 2015. Mr. Neuschwander shall be paid an annual salary of $150,000. The Company may terminate the employment for cause without notice and may terminate the employment without cause with thirty days notice. The agreement entitles Mr. Neuschwander to the usual and customary benefits of an employee and also contains the usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality). Mr. Neuschwander was granted options to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $0.65 per share, said options vest over two years and have a term of five years

Elements of Executive Compensation

    Executive compensation consists of the following elements:

•	Base salary;
•	Annual incentive bonuses; and
•	Long-term incentives.

    Base Salary. The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account the scope of responsibilities, qualifications, experience, prior salary and competitive salary information within our industry. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of the sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on the Company’s business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.

    Annual Incentive Bonuses. Our Company’s bonus plan’s year begins on January 1st and runs through December 31st. Payments under future executive bonus plans that may be instituted will be based on achieving both personal and corporate goals. Personal goals will support our overall corporate goals and, wherever possible, contain quantitative components. An executive officer’s success or failure in meeting some or all of these personal goals will affect the individual’s bonus amount. Corporate goals will consist of specific financial targets for the Company. We believe that offering significant potential income in the form of bonuses will allow us to attract and retain executives and to align their interests with those of our stockholders.

    Long-Term Incentives.  Our long-term incentives consist of our Company’s Common Stock and stock option awards. The objective of these awards is to align the longer-term interests of our stockholders and our executive officers and to complement incentives tied to annual performance.

    401(k) and Other Benefits. During the years ended December 31, 2014, and 2013, our executive officers were eligible to receive certain benefits available to all our employees on the same terms, including medical and dental insurance. During the year, we also maintained a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all employees are eligible to receive matching contributions from the Company of 100% of employee contributions up to a maximum of 4% of the employees’ salaries, per year. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees. We believe that the 401(k) Plan and medical and dental insurance benefits allow us to remain competitive for employee talent, and  we believe that  the availability of these benefit programs generally enhances employee productivity and retention.

Employment Agreements

    Our Company has entered into employment agreements with Alex Minicucci (our current Chief Executive Officer), and David Horin, (our Chief Financial Officer) and subsequently Bruce Neuschwander. A summary of the material terms of these employment agreements is as follows:

    Alex Minicucci, Chief Executive Officer: On February 11, 2014, in connection with the appointment of Mr. Minicucci as our Chief Executive Officer, the Company and Mr. Minicucci entered into an employment agreement (the “Minicucci Employment Agreement”). The Minicucci Employment Agreement has an initial term of three years. The Minicucci Employment Agreement provides for the payment of a base salary of $375,000 per year (subject to discretionary increases by the Board). The Minicucci Employment Agreement provides that Mr. Minicucci is entitled to usual and customary benefits and also contains usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality). On August 1, 2014, we amended Mr. Minicucci’s employment agreement to provide that that Mr. Minicucci’s Base Salary shall be increased to $450,000 per year.

    Bruce Neuschwander, Chief Financial Officer: Mr. Neuschwander shall be paid an annual salary of $150,000. The Company may terminate the employment for cause without notice and may terminate the employment without cause with thirty days notice. The agreement entitles Mr. Neuschwander to the usual and customary benefits of an employee and also contains the usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality).

The Impact of Tax and Accounting Treatments on Elements of Compensation

    We have elected to award non-qualified and incentive stock options to all grantees of our Company’s stock options that remain outstanding as of the date of this report.   All other options or warrants granted to advisors, Directors and consultants were non-qualified options or warrants in order to allow our Company to take advantage of the more favorable tax advantages associated with non-qualified stock options or warrants.

    Internal Revenue Code Section 162(m) precludes the Company from deducting certain forms of non-performance-based compensation in excess of $1,000,000 to named executive officers. However, since stock-based awards comprise a significant portion of total compensation, the Board of Directors has taken appropriate steps to preserve deductibility for such awards in the future, when appropriate.

The Level of Salary and Bonus in Proportion to Total Compensation

    Because of the commonality of interests among our executives and our stockholders in achieving the sustained, long-term growth of the value of our stock, we seek to keep cash compensation in line with market conditions and, if justified by the Company’s financial performance, place emphasis on the ownership of Company stock and use of stock options as a means of obtaining significantly better than average compensation. Our efforts to keep cash compensation in line with market conditions to date have been informal and based primarily on discussions with business colleagues in the local marketplace, consultation with a local benefits consulting firm and the review of widely available comparative salary data. We also based our conclusions that our cash compensation was in line with market conditions based on our executives’ prior employment histories with other similar sized companies, in similar responsible positions. We have not engaged in a practice of formal benchmarking of our executive compensation, but expect to formalize our compensation practices in the future should we be successful in growing our business.  Part of such formalization may take the form of benchmarking. Because of the significant equity stake or equity incentives that our executives maintain in our Company, we believe their cash compensation and benefits received are modest in comparison to similar sized public companies.

Other Compensation

    We intend to continue to maintain our current benefits for our executives, including medical and dental insurance coverage and the ability to contribute to a 401(k) retirement plan; however, our Board of Directors may in its discretion revise, amend or add to the executive’s benefits if it deems it advisable. The benefits currently available to the executives are also available to our other employees.

SUMMARY COMPENSATION TABLE

    The following table provides information regarding the compensation awarded to, earned by, or paid to our executives during the years ended December 31, 2014 and 2013.

		Salary	Bonus	Stock Awards	Option and Warrant Awards	Non-equity Incentive	Change in Pension Value and Non-Qual. Deferred Comp. Earnings	All Other Comp.(1)(4)	Total
Position	Year	($)	($)	($)(2)	($)(2)	($)	($)	($)	($)

Alex Minicucci (3)	2014	361,394	-	-	101,795	-	-	-	463,189
2013		-	-	-	-	-	-	-	-
Chief Executive Officer and Director

Bruce Neuschwander (5)	2014	-	-	-	-	-	-	-	-
2013		-	-	-	-	-	-	-	-
Chief Financial Officer

Michael McCoy (6)	2014	90,000	-	-	536,352	-	-	12,000	638,352
2013		306,667	-	-	1,263,456	-	-	17,500	1,587,623
Former Chief Executive Officer and Director

William Hernandez (7)	2014	345,000	112,500	-	572,524	-	-	10,208	1,040,232
2013		330,000	-	-	322,707	-	-	-	652,707
President and Director

Kim Petry (8)	2014	-	-	-	-	-	-	-	-
2013		164,256	-	-	195,935	-	-	-	360,191
Former Chief Financial Officer

Jonathan Shultz (9)	2014	-	-	-	-	-	-	-	-
2013		23,333	352,692	-	13,669	-	-	15,041	404,735
Former Chief Financial Officer/Secretary/Treasurer

David Horin (10)	2014	-	-	-	-	-	-	-	-
2013		-	-	-	-	-	-	-	-
Chief Financial Officer/Treasurer

(1)	Our Company made group life, health, hospitalization and medical plans available for its employees, including the officers listed herein.

(2)
Refer to “Stock based compensation,” in the accompanying Notes to Consolidated Financial Statements included in this Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option/warrant awards.

(3)	Mr. Minicucci was appointed as our Chief Executive Officer and Director on February 11, 2014.

(4)	Amounts shown include matching contributions to the officers’ 401(k) retirement plans for all years presented.

(5)	Mr. Neuschwander was appointed as our Chief Financial Officer on May 19, 2015.

(6)
Mr. McCoy’s employment commenced in September 2011 and amounts show here represents the amounts charged to operations through September 30, 2013.  On October 3, 2011, Mr. McCoy was paid his entire first year’s salary totaling $360,000 as per his employment contract.  On July 24, 2012, we amended Mr. McCoy’s employment agreement to provide that Mr. McCoy’s Base Salary shall be increased by $40,000 per year.  On September 13, 2013, we amended Mr. McCoy’s employment agreement to provide that Mr. McCoy’s Base Salary shall be decreased by $280,000 per year.  Mr. McCoy resigned as our Chief Executive Officer on February 11, 2014 and stepped down as the Chairman of the Board of Directors on November 27, 2013.

(7)
Mr. Hernandez was appointed as our President on November 12, 2012 and appointed as a Director on January 8, 2013.  Mr. Hernandez resigned as a Director on December 31, 2014 and as President on January 26, 2015.

(8)	Ms. Petry served as our Chief Financial Officer, Secretary and Treasurer from February 19, 2013 to October 28, 2013.

(9)
Mr. Shultz was paid on a part-time basis from August 1, 2010 to September 3, 2010.  Mr. Shultz resigned from his position as Chief Financial Officer, Secretary and Treasurer effective February 19, 2013.

(10)	Mr. David Horin served as our Chief Financial Officer and Treasurer from October 28, 2013 to May 14, 2015.

    The above amounts with respect to compensation from option awards equaled the amounts that were recognized as compensation expense in our financial statements for the years ended December, 31, 2014, September 30, 2013 and 2012. The option award amounts were calculated in accordance with generally accepted accounting principles concerning share-based payments.

    No options or warrants have been exercised by any of the grantees through the date of this Annual Report. We have recognized the aggregate grant date fair value of option awards issued in our accompanying statements of operations, computed in accordance with FASB Accounting Stands Codification Topic 718.

    None of our directors, executives or employees participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by our Company. None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by our Company.

Outstanding Equity Awards at December 31, 2014

    Our Company has not granted stock awards to any executive since its inception. The following table provides information regarding outstanding equity awards (all in the form of stock options or warrants) to named executives as of December 31, 2014:

	Number of Securities Underlying Unexercised	Number of Securities Underlying Unexercised	Option Exercise	Option Expiration
Name	Options (#) Exercisable	Options (#) Unexercisable	Price ($)	Date
Alex Minicucci	45,000	-	.87	3/19/19
	150,000	-	1.15	3/21/19
	45,000	-	.92	3/15/20

Director Compensation

    Our directors were compensated for their service on our Board of Directors with warrants to purchase common stock as outlined above. The following table provides information regarding our non-employee director compensation for the year ended December 31, 2014:

	Fees Earned Or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Position	($)	($)	($)	($)	($)	($)	($)
Isaac Blech (1)	47,500	-	1,067,539	-	-	-	1,115,039
Patrick Kolenik (2)	54,000	-	394,167	-	-	-	448,167
Cary Sucoff (3)	47,500	-	452,476	-	-	-	499,976
Jerold Rubinstein (4)	45,000	-	202,485	-	-	-	247,485
Joseph Proto (5)	57,500	-	709,606	-	-	-	767,106
John Eyler(6)	-	-	3,600	-	-	-	3,600
Ka Cheong Christopher Leong (7)	3,500	20,000	188,998	-	-	-	212,498

(1)
Includes options to purchase up to 545,000 shares of common at an exercise price of $.87 per share granted on March 19, 2014, options to purchase up to 225,000 shares of common at an exercise price of $1.14 per share granted on August 1, 2014, and options to purchase up to 550,000 shares of common at an exercise price of $1.15 per share granted on November 25, 2014.

(2)
Includes options to purchase up to 245,000 shares of common at an exercise price of $.87 per share granted on March 19, 2014, options to purchase up to 175,000 shares of common at an exercise price of $1.14 per share granted on August 1, 2014, and options to purchase up to 207,000 shares of common at an exercise price of $1.15 per share granted on November 25, 2014.

(3)
Includes options to purchase up to 245,000 shares of common at an exercise price of $.87 per share granted on March 19, 2014, options to purchase up to 175,000 shares of common at an exercise price of $1.14 per share granted on August 1, 2014, and options to purchase up to 263,000 shares of common at an exercise price of $1.15 per share granted on November 25, 2014.

(4)
Includes options to purchase up to 45,000 shares of common at an exercise price of $.87 per share granted on March 19, 2014, options to purchase up to 100,000 shares of common at an exercise price of $1.14 per share granted on August 1, 2014, and options to purchase up to 124,000 shares of common at an exercise price of $1.15 per share granted on November 25, 2014.

(5)
Includes options to purchase up to 545,000 shares of common at an exercise price of $.87 per share granted on March 19, 2014, options to purchase up to 200,000 shares of common at an exercise price of $1.14 per share granted on August 1, 2014, and options to purchase up to 310,000 shares of common at an exercise price of $1.15 per share granted on November 25, 2014.

(6)
Mr. Eyler was appointed to the Board of Directors on November 26, 2014.  Includes warrants to purchase up to 150,000 shares of common at an exercise price of $1.15 per share granted on November 25, 2014.

(7)
Includes options to purchase up to 45,000 shares of common at an exercise price of $.87 per share granted on March 19, 2014 and options to purchase up to 124,000 shares of common at an exercise price of $1.15 per share granted on November 25, 2014.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

    As of June 18, 2015 (the “SO Date”), we had 18,684,104 shares of common stock outstanding. Options and warrants exercisable or convertible as of the SO Date or within sixty (60) days thereafter are used in determining each individual’s percentage of shares beneficially owned on the table below. The following table sets forth as of the SO Date, information regarding the beneficial ownership of our common stock with respect to (i) our officers and directors; (ii) by all directors and executive officers as a group; and (iii) all persons which the Company, pursuant to filings with the Securities and Exchange Commission (the “SEC”) and our stock transfer record by each person or group known by our management to own more than 5% of the outstanding shares of our common stock. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as our Series C Preferred stock, warrants or options to purchase shares of our common stock. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Officers and Directors
Alex Minicucci (2)	4,408,000	6.52%
Isaac Blech (3)	4,202,500	6.22%
Cary Sucoff (4)	867,348	1.28%
Patrick Kolenik (5)	780,333	1.15%
Jerold Rubinstein (6)	314,000	0.46%
Joseph Proto (7)	1,710,931	2.53%
Ka Cheong Christopher Leong (8)	2,880,668	4.26%
John Eyler (9)	95,000	0.14%
Dave Neuschwander (10)	9,375	0.01%

All directors and executive officers as a group (9 persons)	15,268,155	22.59%

(1)	Unless otherwise noted, the address is c/o SpendSmart Networks, Inc. 805 Aerovista Place, Suite 205, San Luis Obispo, California 93401.
(2)	Amounts include shares of common stock that would result from the exercise of outstanding vested options to purchase 265,000 shares of our common stock.
(3)	Amounts include shares of common stock that would result from the exercise of the vested outstanding options and warrants to purchase 2,702,500 shares of our common stock.
(4)	Amounts include shares of common stock that would result from the exercise of vested outstanding options and warrants to purchase 818,000 shares of our common stock.
(5)	Amounts include shares of common stock that would result from the exercise of vested outstanding options and warrants to purchase 672,000 shares of our common stock.
(6)	Amounts include shares of common stock that would result from the exercise of the vested outstanding warrant to purchase 314,000 shares of our common stock.
(7)	Amounts include shares of common stock that would result from the exercise of the vested outstanding options and warrants to purchase 1,405,465 shares of our common stock.
(8)	Amounts include shares of common stock that would result from the exercise of the vested outstanding warrants/options to purchase 1,547,334 shares of our common stock.
(9)	Amounts include shares of common stock that would result from the exercise of the vested outstanding warrants/options to purchase 95,000 shares of our common stock.
(10)	Amounts include shares of common stock that would result from the exercise of the vested outstanding warrants/options to purchase 9,375 shares of our common stock.

PROPOSAL II
INDEPENDENT ACCOUNTANTS

Ratification of Appointment of Auditors

    The Board, upon the recommendation of the Audit Committee, has appointed EisnerAmper LLP (“EisnerAmper”) as independent registered public accountants for the Company to audit the books and accounts of the Company for the current fiscal year ending December 31, 2015.

    Representatives of EisnerAmper are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent registered public accountants will be considered by the Board of Directors. Even if the selection is ratified, the Audit Committee may, in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that doing so is in the best interests of the Company and its stockholders.

Audit Fees and Audit Related Fees

    In accordance with the Audit Committee’s charter and pursuant to SEC rules, the Audit Committee reviewed all services performed by EisnerAmper for the Company in its fiscal years ended December 31, 2014, within and outside the scope of their quarterly and annual auditing function. The aggregate fees billed and to be billed by the Company’s predecessor independent auditors for each of the last two fiscal years are as follows:

Previous Independent Auditors

    On February 27, 2013, (the “Dismissal Date”) the Company dismissed BDO LLP (“BDO”) as its registered public accounting firm. The Company’s Board of Directors approved of the dismissal on February 25, 2013, at the recommendation of the Company’s audit committee. The reports of BDO on the Company’s financial statements for the years ended September 30, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except to indicate that there was substantial doubt as to the Company’s ability to continue as a going concern.

    Through the period covered by the financial audit for the years ended September 30, 2012 and 2011, as well as during the subsequent interim period through the Dismissal Date, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused them to make reference thereto in their report on the financial statements. During the years ended September 30, 2012 and 2011, and during the subsequent interim period through the Dismissal Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

New Independent Auditors

    On February 27, 2013, the Company engaged EisnerAmper as its new independent registered public accountants. During the years ended September 30, 2012 and 2011, and during the subsequent interim period through February 27, 2013, we did not consult with Eisner regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Eisner, in either case where written or oral advice provided by Eisner would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Audit Fees

    Our audit fees for our 10-K for the twelve months ended September 30, 2013 was $32,000 and the March 31, 2013 and June 30, 2013 10-Q’s were $8,000 each and for the three months ended December 31, 2013 related to our 10-KT were $28,080

    For the amended 10-K/A and amended 10-Q’s for the twelve months ended September 30, 2012 and 2011, our Company engaged EisnerAmper LLP and the aggregate fees for professional services rendered was $65,000 for the 10-K/A and $35,000 for the 10-Q/A’s.

	For the Twelve Months Ended
	December 31, 2014	December 31, 2013
Audit Fees	$130,000	$171,900

Audit Related Fees

    There were no fees billed in each of the last two fiscal years for assurance and related services by the predecessor auditors or EisnerAmper that are reasonably related to the performance of the audit or review of the registrant's financial statements and are not otherwise reported herein.

Tax Fees

    No fees were billed for professional services rendered by the predecessor auditors or EisnerAmper for tax compliance, tax advice, and tax planning for the years ending December 31, 2014 and 2013.

All Other Fees

    No aggregate fees were billed for professional services provided by the predecessor auditors or EisnerAmper LLP, other than the services reported above for the years ending December 31, 2014 and 2013.

Audit Committee Pre-Approval Policy

    EisnerAmper was retained to audit the Company’s consolidated financial statements for the years ended September 30, 2013, December 31, 2014 and December 31, 2015. In addition, EisnerAmper was retained to provide other auditing and advisory services relating to the 2012 fiscal year. EisnerAmper has to maintain objectivity and independence in its audit of the financial statements. To minimize relationships that could appear to impair the objectivity of EisnerAmper, the Audit Committee has restricted the non-audit services that EisnerAmper may provide to primarily tax services, merger and acquisition due diligence and audit services. The Audit Committee has also determined that the Company obtain even these non-audit services from EisnerAmper only when the services offered by EisnerAmper are more effective or economical than services available from other service providers.

    The Audit Committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper or any other accounting firms. Specifically, the audit committee has pre-approved the use of EisnerAmper for specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that are requested of EisnerAmper. In each case, the Audit Committee has also set a specific annual limit on the amount of such services which we would obtain from EisnerAmper, and has required management to report the specific engagements to the Committee on a quarterly basis and to obtain specific pre-approval from the Audit Committee for all engagements.

  THE BOARD OF DIRECTORS DEEMS THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE AUDITORS FOR THE COMPANY TO BE IN THE COMPANY’S BEST INTEREST AND RECOMMENDS A VOTE “FOR” SUCH RATIFICATION.

PROPOSAL III

APPROVAL OF ADVISORY RESOLUTION
SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

    Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its stockholders to vote, on an advisory basis, to approve the compensation of its named executive officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s Named Executive Officers. For purposes of this Proxy Statement, the following Company executives are referred to collectively as the “Named Executive Officers”: Alex Minicucci, our Chief Executive Officer as of February 11, 2014, and Bruce Neuschwander, our Chief Financial Officer as of May 19, 2015.

Compensation Program and Philosophy

    Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to the Company’s long-term success. Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement for greater detail about the Company’s executive compensation programs, including information about the fiscal year 2013 compensation of the Named Executive Officers.

    The Company is asking the stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

    RESOLVED, that the stockholders approve the compensation of the Named Executive Officers of SpendSmart Networks, Inc., as disclosed in the “Executive Compensation”, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

    Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee and the Board of Directors value the opinions of the Company’s stockholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board of Directors will consider stockholder concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns. You may vote “for,” “against,” or “abstain” from the proposal to approve on an advisory basis the compensation of our Named Executive Officers.

THE BOARD  OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS A VOTE “FOR” SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    No person who has been a director or executive officer of our Company at any time since the beginning of our fiscal year as of January 1, 2014 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon, except for directors and officers holding options under the 2013 Plan and the Amended 2013 Plan as indicated in Security Ownership of Certain Beneficial Owners and Management.

HOUSEHOLDING OF PROXY MATERIALS

    The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

    Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS

    The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at  www.sec.gov.

By Order of the Board of Directors

/s/ Joseph Proto
Joseph Proto
Chairman
June 26, 2015

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Alex Minicucci
02 Joseph Proto
03 John Eyler
04 Isaac Blech
05 Cary Sucoff
06 Patrick M. Kolenik
07 Jerold Rubenstein
08 Christopher Leong

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

SPENDSMART NETWORKS, INC.
Annual Meeting of Stockholders
August 11, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph Proto and Alex Minicucci, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series C Convertible Stock of SPENDSMART NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, EST on August 11, 2015, at 750 Third Avenue, 16th Floor, New York, NY 10017, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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